Exhibit 99.1

Coursera Reports Second Quarter Fiscal 2021 Financial Results

•	Revenue grows 38% year-over-year on global demand for reskilling

•	Entry-level Professional Certificates drive strong Consumer performance

August 3, 2021

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera (NYSE: COUR) today announced financial results for its second quarter of fiscal 2021, ended June 30, 2021.

“Our second-quarter result reflects the growing adoption and impact of our platform around the world. Institutions are using Coursera to launch large-scale reskilling efforts, and learners are coming to the platform to upskill for high-demand digital roles,” said Coursera CEO Jeff Maggioncalda. “Working with global brands like Google, IBM and Facebook, we have assembled a broad catalog of job-relevant content and credentials that are helping learners with no college degree or industry experience learn the skills needed to start new digital careers.”

Financial Highlights for Second Quarter Fiscal 2021

•	Total revenue was $102.1 million, up 38% from $73.7 million a year ago.

•	Gross profit was $60.9 million or 59.7% of revenue, up 58% from $38.6 million a year ago. Non-GAAP gross profit was $61.8 million or 60.6% of revenue, up 60% from $38.7 million a year ago.

•

Net loss was $(46.4) million or (45.4)% of revenue, compared to $(13.9) million or (18.9)% of revenue a year ago. Non-GAAP net loss was $(6.9) million or (6.8)% of revenue, compared to $(10.3) million or (14.0)% of revenue a year ago.

•	Adjusted EBITDA was $(2.9) million or (2.8)% of revenue, compared to $(7.9) million or (10.6)% of revenue a year ago.

•	Net cash used in operating activities was $(5.5) million, compared to $11.4 million provided by operating activities a year ago. Free cash flow was $(8.5) million, compared to $8.3 million a year ago.

For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

“In the second quarter, revenue grew 38% year-over-year with strong momentum across our three-sided learning platform,” said Ken Hahn, Coursera’s CFO. “Following our pandemic-related surge in 2020, we believe we are seeing sustained structural demand for online learning as businesses, governments and individual learners seek the skills required to compete in today’s economy.”

Operating Segment Highlights

•

Consumer revenue for the second quarter was $62.0 million, up 23% from a year ago on sustained demand for our career-oriented Professional Certificates targeted at entry-level digital jobs. Segment gross margin was $40.7 million, or 66% of Consumer revenue, compared to 54% a year ago. The company added 5 million new registered learners during the quarter for a total of 87 million.

•

Enterprise revenue for the second quarter was $28.2 million, up 69% from a year ago on a combination of strong renewals and growth in new customers. The total number of Paid Enterprise Customers increased to 584, up 109% from a year ago. Segment gross margin was $19.0 million, or 67% of Enterprise revenue, compared to 70% a year ago. Our Net Retention Rate (NRR) for Paid Enterprise Customers was 114%.

•

Degrees revenue for the second quarter was $11.9 million, up 78% from a year ago on scaling of prior cohorts and newly launched programs. Segment gross margin was 100% of Degrees revenue; there is no content cost attributable to the Degrees segment as students pay tuition directly to the university, and the university pays us a fee based on the amount of tuition. The total number of Degrees Students reached 14,630, up 81% from a year ago.

All key business metrics are as of June 30, 2021. For more information regarding the metrics discussed in this press release, please see “Key Business Metrics Definitions” below.

Content, Customer and Platform Highlights

•	Content and Credentials:

•	Announced 6 new industry partners, including Intuit, Infosec and Tencent.

•	Expanded our entry-level Professional Certificate catalog, including the Intuit Bookkeeping Professional Certificate and Facebook Marketing Analyst Professional Certificate.

•

Announced a new degree program with the Global Master’s in English Language Teaching Leadership from Tomsk State University, which was in addition to the 5 degrees announced at Coursera Conference in April.

•	Enterprise Customers:

•	Expanded programs with Coursera for Business customers focused on accelerating their digital transformation strategies, including PwC ProEdge (U.S.), Pernod Ricard (France), and Go1 (U.K.).

•

Launched nationwide reskilling program with the Government of Barbados National Transformation Initiative, ramped up statewide program with the U.S. Tennessee Department of Labor and Workforce Development, and expanded our partnership with the Commonwealth of Learning, serving 54 member nations across Asia Pacific, Africa, Latin America, and the Caribbean.

•

Leading public and private universities adopted Coursera for Campus, including the Universidad de Guadalajara (Mexico), L’Université Hassan II de Casablanca (Morocco), UNext Learning (India), BAC Education (Malaysia), and Riphah International University (Pakistan).

•	Learning Platform:

•	Expanded availability of Coursera Plus as a monthly subscription to all learners, offering unlimited access to thousands of courses and all Guided Projects for one all-inclusive price.

•

Announced general availability of our new LMS content ingestion solution, enabling educators to quickly and seamlessly migrate large amounts of content to Coursera from Learning Management Systems including edX, Canvas, Blackboard, Moodle and others.

•	Announced general availability of Live2Coursera app for Zoom, helping to address the digital divide facing universities with flexible download options and mobile device compatibility.

Highlights reflect developments since March 31, 2021 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Financial Outlook

•	Third quarter fiscal 2021:

•	Revenue in the range of $105 to $109 million

•	Adjusted EBITDA in the range of $(7.5) to $(10.5) million

•	Full-year fiscal 2021:

•	Revenue in the range of $402 to $410 million

•	Adjusted EBITDA in the range of $(38.0) to $(44.0) million

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (adjusted EBITDA) to corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its second quarter performance today, August 3, 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on the company’s Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, company blog posts, public conference calls and webcasts, as well as the investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 87 million registered learners as of June 30, 2021. Coursera partners with over 200 leading university and industry partners to offer a broad catalog of content and credentials, including Guided Projects, courses, Specializations, certificates, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in many high-demand fields, including data science, technology, and business.

Contacts:

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate (NRR) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the twelve months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end, or Current Period ARR. Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing twelve months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net loss, adjusted EBITDA, adjusted EBITDA margin and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP metrics have limitations as analytical tools.

Non-GAAP Gross Profit and Non-GAAP Net Loss

We define non-GAAP gross profit and non-GAAP net loss as GAAP gross profit and GAAP net loss excluding the impact of stock-based compensation, and payroll tax expense related to stock-based activities. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) stock-based compensation; (4) income tax expense; and (5) payroll tax expense related to stock-based activities. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash used in operating activities, less cash used for purchases of property, equipment, and software, and capitalized internal-use software costs. We exclude purchases of property, equipment and software, and capitalized internal-use software costs as we consider these capital expenditures to be a necessary component of our ongoing operations.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “can,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “target,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include statements regarding: the growing adoption and impact of our platform around the world; trends in the online learning market, including with respect to institutions using online learning for skilling at scale; trends in the higher education market, including learner interest in online credentials as a pathway into digital roles; our ability to assemble a broad catalog of content and credentials; our ability to differentiate from our competitors; demand for online learning, including for skills to compete in today’s economy, and our ability to meet the needs of learners and institutions; anticipated features and benefits of our content and platform offerings, including partner adoption of and satisfaction with content ingestion, pricing and access to our content and platform offerings, and mobile device compatibility and download options; our ability to scale our business; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; our ability to compete effectively; the COVID-19 pandemic’s impact on our business and our industry; regulatory matters impacting us or our partners; risks related to intellectual property; cyber security and privacy risks and regulations; potential disruptions to our platform; and our status as a B Corp, as well as the risks discussed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except number of shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
	(in thousands)		(in thousands)
Revenue	$73,728	$102,089	$127,575	$190,451
Cost of revenue(1)	35,161	41,162	60,112	79,987

Gross profit	38,567	60,927	67,463	110,464

Operating expenses:
Research and development(1)	18,046	41,004	33,829	63,144
Sales and marketing(1)	25,414	43,862	46,110	76,475
General and administrative(1)	8,943	21,846	16,029	34,991

Total operating expenses	52,403	106,712	95,968	174,610

Loss from operations	(13,836)	(45,785)	(28,505)	(64,146)
Interest income	265	85	961	165
Interest expense	(12)	—	(12)	—
Other income (expense), net	34	42	(218)	35

Loss before income taxes	(13,549)	(45,658)	(27,774)	(63,946)

Income tax expense	367	705	456	1,080

Net loss	$(13,916)	$(46,363)	$(28,230)	$(65,026)

Net loss per share attributable to common stockholders—basic and diluted	$(0.38)	$(0.35)	$(0.79)	$(0.75)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	36,185,155	131,804,121	35,925,639	86,761,169

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
	(in thousands)		(in thousands)
Cost of revenue	$115	$903	$225	$1,010
Research and development	1,492	18,363	2,769	20,391
Sales and marketing	833	11,310	1,542	12,658
General and administrative	1,123	8,599	2,041	10,400

Total stock-based compensation expense	$3,563	$39,175	$6,577	$44,459

Coursera Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	December 31, 2020	June 30, 2021
Assets:
Current assets:
Cash and cash equivalents	$79,878	$749,649
Marketable securities	205,402	51,088
Accounts receivable, net of allowance for doubtful accounts of $48 and $153	40,721	51,757
Deferred costs	14,077	17,881
Prepaid expenses and other current assets	14,993	17,983

Total current assets	355,071	888,358
Property, equipment and software, net	18,644	23,049
Operating lease right-of-use assets	21,622	18,906
Intangible assets, net	10,570	10,336
Restricted cash	2,548	2,548
Other assets	9,169	10,383

Total assets	$417,624	$953,580

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit):
Current liabilities:
Educator partners payable	$39,005	$41,666
Other accounts payable	12,897	9,260
Accrued compensation and benefits	12,997	15,469
Operating lease liabilities, current	7,926	7,970
Deferred revenue, current	76,080	95,917
Other current liabilities	4,739	6,861

Total current liabilities	153,644	177,143
Operating lease liabilities, non-current	18,305	15,071
Other liabilities	644	593
Deferred revenue, non-current	4,562	5,364

Total liabilities	177,155	198,171

Redeemable convertible preferred stock	462,293	—
Stockholders’ equity (deficit):
Common stock	—	1
Additional paid-in capital	126,408	1,168,681
Treasury stock	(4,701)	(4,701)
Accumulated other comprehensive income	20	5
Accumulated deficit	(343,551)	(408,577)

Total stockholders’ equity (deficit)	(221,824)	755,409

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$417,624	$953,580

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Six Months Ended June 30,
	2020	2021
Cash flows from operating activities:
Net loss	$(28,230)	$(65,026)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,364	6,371
Stock-based compensation	6,577	44,459
Amortization or accretion of marketable securities	(187)	319
Other	25	105
Changes in operating assets and liabilities:
Accounts receivable, net	(11,497)	(11,141)
Prepaid expenses and other assets	(7,691)	(4,124)
Operating lease right-of-use assets	2,543	2,716
Educator partners and other accounts payable	13,202	(5,274)
Accrued and other liabilities	(431)	4,347
Operating lease liabilities	(2,822)	(3,191)
Deferred revenue	27,992	20,639

Net cash (used in) provided by operating activities	3,845	(9,800)

Cash flows from investing activities:
Purchases of marketable securities	(35,633)	—
Proceeds from maturities of marketable securities	98,434	153,981
Purchases of property, equipment and software	(1,737)	(739)
Capitalized internal-use software costs	(3,669)	(6,598)
Purchases of content assets	—	(531)

Net cash provided by investing activities	57,395	146,113

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	2,073	14,284
Proceeds from initial public offering, net of offering costs	—	525,284
Payment of deferred offering costs	—	(6,110)

Net cash provided by financing activities	2,073	533,458

Net increase in cash, cash equivalents, and restricted cash	63,313	669,771
Cash, cash equivalents, and restricted cash—Beginning of period	59,845	82,426

Cash, cash equivalents, and restricted cash—End of period	$123,158	$752,197

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$119,354	$749,649
Restricted cash	3,035	2,548
Restricted cash in prepaid expenses and other current assets	769	—

Total cash, cash equivalents, and restricted cash	$123,158	$752,197

Coursera Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

(In thousands, except number of shares and per share amounts)

	Three Months Ended June 30, 2021
	GAAP	Stock-based compensation	Payroll tax expense related to stock-based activities	Non-GAAP
Revenue	$102,089	—	—	$102,089
Cost of revenue	41,162	(903)	(15)	40,244

Gross profit	60,927	903	15	61,845

Operating expenses:
Research and development	41,004	(18,363)	(101)	22,540
Sales and marketing	43,862	(11,310)	(34)	32,518
General and administrative	21,846	(8,599)	(106)	13,141

Total operating expenses	106,712	(38,272)	(241)	68,199

Loss from operations	(45,785)	39,175	256	(6,354)
Interest income	85	—	—	85
Other income, net	42	—	—	42

Loss before income taxes	(45,658)	39,175	256	(6,227)
Income tax expense	705	—	—	705

Net loss	(46,363)	39,175	256	(6,932)

Net loss per share attributable to common stockholders—basic and diluted	$(0.35)			$(0.05)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	131,804,121			131,804,121

	Six Months Ended June 30, 2021
	GAAP	Stock-based compensation	Payroll tax expense related to stock-based activities	Non-GAAP
Revenue	$190,451	—	—	$190,451
Cost of revenue	79,987	(1,010)	(16)	78,961

Gross profit	110,464	1,010	16	111,490

Operating expenses:
Research and development	63,144	(20,391)	(124)	42,629
Sales and marketing	76,475	(12,658)	(35)	63,782
General and administrative	34,991	(10,400)	(109)	24,482

Total operating expenses	174,610	(43,449)	(268)	130,893

Loss from operations	(64,146)	44,459	284	(19,403)
Interest income	165	—	—	165
Other income, net	35	—	—	35

Loss before income taxes	(63,946)	44,459	284	(19,203)
Income tax expense	1,080	—	—	1,080

Net loss	(65,026)	44,459	284	(20,283)

Net loss per share attributable to common stockholders—basic and diluted	$(0.75)			$(0.23)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	86,761,169			86,761,169

	Three Months Ended June 30, 2020
	GAAP	Stock-based compensation	Payroll tax expense related to stock-based activities	Non-GAAP
Revenue	$73,728	—	—	$73,728
Cost of revenue	35,161	(115)	—	35,046

Gross profit	38,567	115	—	38,682

Operating expenses:
Research and development	18,046	(1,492)	(3)	16,551
Sales and marketing	25,414	(833)	(12)	24,569
General and administrative	8,943	(1,123)	—	7,820

Total operating expenses	52,403	(3,448)	(15)	48,940

Loss from operations	(13,836)	3,563	15	(10,258)
Interest income	265	—	—	265
Interest expense	(12)	—	—	(12)
Other income, net	34	—	—	34

Loss before income taxes	(13,549)	3,563	15	(9,971)
Income tax expense	367	—	—	367

Net loss	(13,916)	3,563	15	(10,338)

Net loss per share attributable to common stockholders—basic and diluted	$(0.38)			$(0.29)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	36,185,155			36,185,155

	Six Months Ended June 30, 2020
	GAAP	Stock-based compensation	Payroll tax expense related to stock-based activities	Non-GAAP
Revenue	$127,575	—	—	$127,575
Cost of revenue	60,112	(225)	—	59,887

Gross profit	67,463	225	—	67,688

Operating expenses:	—
Research and development	33,829	(2,769)	(3)	31,057
Sales and marketing	46,110	(1,542)	(12)	44,556
General and administrative	16,029	(2,041)	—	13,988

Total operating expenses	95,968	(6,352)	(15)	89,601

Loss from operations	(28,505)	6,577	15	(21,913)
Interest income	961	—	—	961
Interest expense	(12)	—	—	(12)
Other income (expense), net	(218)	—	—	(218)

Loss before income taxes	(27,774)	6,577	15	(21,182)
Income tax expense	456	—	—	456

Net loss	(28,230)	6,577	15	(21,638)

Net loss per share attributable to common stockholders—basic and diluted	$(0.79)			$(0.60)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	35,925,639			35,925,639

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
	(in thousands)		(in thousands)
Net loss	$(13,916)	$(46,363)	$(28,230)	$(65,026)
Depreciation and amortization	2,371	3,440	4,364	6,371
Interest income, net	(253)	(85)	(949)	(165)
Stock-based compensation	3,563	39,175	6,577	44,459
Income tax expense	367	705	456	1,080
Payroll tax expense related to stock-based activities	15	256	15	284

Adjusted EBITDA	$(7,853)	$(2,872)	$(17,767)	$(12,997)

Adjusted EBITDA margin	(11)%	(3)%	(14)%	(7)%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
	(in thousands)		(in thousands)
Net cash (used in) provided by operating activities	$11,381	$(5,453)	$3,845	$(9,800)
Less: Purchases of property, equipment and software	(1,155)	(432)	(1,737)	(739)
Less: Capitalized internal-use software costs	(1,895)	(2,613)	(3,669)	(6,598)

Free Cash Flow	$8,331	$(8,498)	$(1,561)	$(17,137)